Exhibit 10.15
PATENT ASSIGNMENT AGREEMENT

1.	Parties; Effective Date. This Patent Assignment Agreement (“Agreement”) is between Richard M. Bass, a U.S. Citizen, whose address is c/o Bass Chevrolet, 4499 Northfield Road, Warrensville Heights, OH 44128 (“Assignor”), and Electronic Defense Technology, LLC, and OHIO Limited Liability Company, with a business address of 23050 Miles Road, Bedford Heights, Ohio (“Assignee”). This Agreement is effective as of September 1, 2004 (“Effective Date”).

2.	Purpose of Agreement. Assignor is the owner of certain patents and other intellectual property rights described in Exhibit A to this Agreement, and seek to assign all such rights to Assignee pursuant to the terms of this Agreement.

3.	Assignment of Patents. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys all right, title and interest in and to any and all Patents described in Exhibit A to this Agreement, and all tangible items related thereto. For the purposes of this Agreement, “Patents” shall mean all United States, and other foreign letters patent, patent applications and patentable inventions identified in Exhibit A, including without limitation (a) all inventions and improvements described and claimed therein, and all letters patent which issue thereon; (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof; (c) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto; and (d) any and all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

4.	Cooperative. Assignor agrees to provide, at Assignee’s cost, whatever assistance is reasonably required by Assignee to perfect, secure, enforce or otherwise maintain its interests in the Patents.

5.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties’ heirs, representatives, successors, and assigns.

AGREED AND ACCEPTED:
ELECTRONIC DEFENSE
TECHNOLOGY, LLC
By:

Richard M. Bass	Its:	Sole Member

Date: September 1, 2004	Date:	September 1, 2004